Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of Niu Technologies, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 26, 2026.

Glory Achievement Fund Limited

Signature:	/s/ Xueting Xu
Name:	Xueting Xu
Title:	Director

Bull Group Limited

Signature:	/s/ LIU Tsz Yin and TSE Ka Chun
Name:	LIU Tsz Yin and TSE Ka Chun
Title:	Authorized Signatories

BULL TRUST

Signature:	/s/ LIU Tsz Yin and TSE Ka Chun
Name:	LIU Tsz Yin and TSE Ka Chun
Title:	Authorized Signatories